As filed with the Securities and Exchange Commission on September 12, 1996.
                                             Registration No. 333-________

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                                    ___________

                                     FORM S-8

                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                             INNOVASIVE DEVICES, INC.
              (Exact name of registrant as specified in its charter)

                                    04-3132641
                        (I.R.S. employer identification no.)

                                   Massachusetts
          (State or other jurisdiction of incorporation or organization)

                  734 Forest Street, Marlborough, MA  01752-3032
                          (Address of principal executive offices) (Zip Code)

                         1992 Minivasive Stock Option Plan
                          1996 Omnibus Stock Option Plan
                   1996 Non-Employee Director Stock Option Plan
                         1996 Employee Stock Purchase Plan
                               (Full title of plans)

             Richard D. Randall, President and Chief Executive Officer
                             Innovasive Devices, Inc.
                                 734 Forest Street
                            Marlborough, MA  01752-3032
                      (Name and address of agent for service)

                                  (508) 460-8229
                 (Telephone number, including area code, of agent for service)

                          CALCULATION OF REGISTRATION FEE

      Title of         Amount        Proposed    Proposed        Amount
      securities       to be         maximum     maximum         of
      to be            registered    offering    aggregate       registration
      registered       (1)           price per   offering        fee
                                     share (2)   price (2)
      _______________  __________    _________   _____________   ____________

      Common Stock,    1,088,425     $10.125    $11,020,303.13   $3,800.10
      $.0001 par value   shares

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on September 9, 1996.





                                  EXPLANATORY NOTE

              This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to an aggregate of 1,088,425 shares of Common Stock, $.0001 par value, of Innovasive Devices, Inc. (the "Company") which have been reserved for issuance under the Company's 1992 Minivasive Stock Option Plan, as amended (688,425 shares), the Company's 1996 Omnibus Stock Option Plan (250,000 shares), the Company's 1996 Non-Employee Director Stock Option Plan (100,000 shares) and the Company's 1996 Employee Stock Purchase Plan (50,000 shares).








































                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Item 3.   Incorporation of Documents by Reference

              The following documents are hereby incorporated by reference in this Registration Statement:

                   (a) The Company's prospectus dated June 6, 1996 filed with the Securities and Exchange Commission (the
              "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

                   (b) The description of the Company's Common Stock incorporated by reference in the Company's registration statement on Form 8-A (SEC File No. 0-28492) filed with the Commission on May 13, 1996 from the registration statement on Form S-1 (SEC File No. 333-3368) filed with the Commission on June 5, 1996; and

                   (c) The Company's Form 8-K filed with the Commission on July 24, 1996.

         In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Item 4.   Description of Securities

              Not applicable.


         Item 5.   Interests of Named Experts and Counsel

              The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Choate, Hall & Stewart, 53 State Street, Exchange Place, Boston, Massachusetts 02109. Roslyn G. Daum, a partner of the firm, is Clerk of the Company.














         Item 6.   Indemnification of Officers and Directors

              Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Third Restated Articles of Organization, the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Third Restated Articles of Organization indemnifies directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers, by reason of their agreeing to serve, at the request of the Registrant, as a director or officer with an other organization or by reason of their serving at the request of the Registrant in any capacity with respect to any employee benefit plan. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all costs and expenses (including attorneys fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interests of the Registrant or, in the case of an employee benefit plan, in the best interest of the participants or beneficiaries of such plan. The Board of Directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by any such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses.

              Article 6 of the Registrant's Third Restated Articles of Organization eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

         Item 7.   Exemption from Registration Claimed.

              Not applicable.














         Item 8.   Exhibits

              5.1  Opinion of Choate, Hall & Stewart as to
                   the legality of the shares being
                   registered.

              10.1 Registrant's 1992 Minivasive Stock
                   Option Plan (incorporated by reference
                   to Exhibit 10.1 of the Company's
                   Registration Statement on Form S-1 (File
                   No. 333-3368).

              10.2 Registrant's 1996 Omnibus Stock Option
                   Plan (incorporated by reference to
                   Exhibit 10.2 of the Company's
                   Registration Statement on Form S-1 (File
                   No. 333-3368).

              10.3 Registrant's 1996 Non-Employee Director
                   Stock Option Plan (incorporated by
                   reference to Exhibit 10.3 of the
                   Company's Registration Statement on Form
                   S-1 (File No. 333-3368)).

              10.4 Registrant's 1996 Employee Stock
                   Purchase Plan (incorporated by reference to Exhibit 10.4 of the Company's
                   Registration Statement on Form S-1 (File
                   No. 333-3368)).

              23.1 Consent of Price Waterhouse LLP.

              23.2 Consent of Choate, Hall & Stewart
                   (included in Exhibit 5.1).

              24.1 Power of Attorney (included in page
                   II-6).

         Item 9.   Undertakings

              (a)  The Company hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

































                                     SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlborough, Commonwealth of Massachusetts on September 9, 1996.


                                          Innovasive Devices, Inc.
                                          (Issuer and Employer)



                                          By:  James V. Barrile
                                               Vice President and Chief
                                               Financial Officer









































                                 POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard D. Randall, James V. Barrile and Roslyn G. Daum, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the dates indicated by the following persons in the capacities indicated.


         Name                         Capacity                      Date

         /s/ Richard D. Randall       President, Chief Executive    9/5/96
         Richard D. Randall           Officer and Director
                                      (Principal Executive Officer)

         /s/ James V. Barrile         Chief Financial Officer       9/9/96
         James V. Barrile             (Principal Financial
                                      and Accounting Officer)

         /s/ James E. Nicholson       Director                      9/9/96
         James E. Nicholson

         /s/ Joseph A. Ciffolillo     Director                      9/9/96
         Joseph A. Ciffolillo

         /s/ Thomas C. McConnell      Director                      9/5/96
         Thomas C. McConnell

         /s/ Robert R. Momsen         Director                      9/6/96
         Robert R. Momsen

         /s/ Howard D. Palefsky       Director                      9/5/96
         Howard D. Palefsky











                                  INDEX TO EXHIBITS

         Exhibit Number                                         Page

              5.1     Opinion of Choate, Hall & Stewart

              10.1    Registrant's 1992 Minivasive Stock
                      Option Plan (incorporated by
                      reference to Exhibit 10.1 of the
                      Company's Registration Statement on
                      Form S-1 (File No. 333-3368)).

              10.2    Registrant's 1996 Omnibus Stock
                      Option Plan (incorporated by
                      reference to Exhibit 10.2 of the
                      Company's Registration Statement on
                      Form S-1 (File No. 333-3368)).

              10.3    Registrant's 1996 Non-Employee
                      Director Stock Option Plan
                      (incorporated by reference to Exhibit
                      10.3 of the Company's Registration
                      Statement on Form S-1 (File No. 333-
                      3368)).

              10.4    Registrant's 1996 Employee Stock
                      Purchase Plan (incorporated by
                      reference to Exhibit 10.4 of the
                      Company's Registration Statement on
                      Form S-1 (File No. 333-3368)).


              23.1    Consent of Price Waterhouse LLP

              23.2    Consent of Choate, Hall & Stewart
                      (included in Exhibit 5.1)

              24.1    Power of Attorney (included in page
                      II-6)





1-287549